Exhibit 10.2

INDEMNIFICATION AGREEMENT (“Agreement”)

between

FEDERAL HOME LOAN MORTGAGE CORPORATION

(“Freddie Mac”) and ____________________ (“Indemnitee”)

     WHEREAS, the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of Freddie Mac’s stockholders and Freddie Mac should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of Freddie Mac; and

     WHEREAS, Freddie Mac has adopted provisions in its Bylaws providing for indemnification of its officers and directors against all liabilities reasonably incurred in connection with proceedings in which they are involved as a result of their service to Freddie Mac, except such liabilities as are incurred because of the indemnitee’s willful misconduct, knowing violation of criminal law or receipt of an improper personal benefit, and Freddie Mac wishes to clarify and enhance the rights and obligations of Freddie Mac and Indemnitee with respect to indemnification; and

     WHEREAS, Freddie Mac has elected to follow the corporate governance practices and procedures of the law of the Commonwealth of Virginia, including without limitation the Virginia Stock Corporation Act, as the same may be amended from time to time; and

     WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of Freddie Mac and in any other capacity with respect to Freddie Mac, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the performance of their duties to Freddie Mac, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by Freddie Mac and they will receive the maximum protection against such risks and liabilities as may be afforded under Freddie Mac’s bylaws and applicable law; and

     WHEREAS, Freddie Mac desires to have Indemnitee serve or continue to serve as a director or officer of Freddie Mac and in such other capacity with respect to Freddie Mac as Freddie Mac may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in accordance with the standards of Freddie Mac’s bylaws in the performance of Indemnitee’s duties at Freddie Mac; and Indemnitee desires so to serve or to continue so to serve Freddie Mac, provided, and on the express condition, that he is furnished with the indemnity set forth hereinafter;

     WHEREAS, the Federal Housing Finance Agency (“FHFA”) was appointed conservator of Freddie Mac on September 6, 2008;

     Now, therefore, in consideration of Indemnitee’s service or continued service as a director or officer of Freddie Mac, the parties hereto agree as follows:

     1. Service by Indemnitee. Indemnitee will serve or continue to serve as a director or officer of Freddie Mac in good faith so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

     2. Indemnification. Freddie Mac shall indemnify Indemnitee to the fullest extent permitted by Freddie Mac’s Bylaws and Virginia law in effect on the date hereof or as the Bylaws or such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits Freddie Mac to provide broader indemnification rights than the Bylaws or said law permitted Freddie Mac to provide prior to such amendment). Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a) to the extent expressly prohibited by Virginia law;

(b) for which payment is actually made to Indemnitee or for Indemnitee’s benefit under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement of Freddie Mac or any other entity that Indemnitee serves at the request of Freddie Mac, except in respect of any indemnity exceeding the payment under such insurance, clause, bylaw or agreement;

(c) in connection with a Proceeding (or part thereof) initiated by Indemnitee unless such Proceeding (or part thereof) was authorized by the Board of Directors.

     3. Action or Proceedings Other than an Action by or in the Right of Freddie Mac. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of Freddie Mac) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Freddie Mac, or is or was serving at the request of Freddie Mac as a director, officer, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity, including service with respect to an employee benefit plan. Pursuant to this Section, Indemnitee shall be indemnified against all Liabilities and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, except such Liabilities and Expenses as are incurred because of Indemnitee’s willful misconduct or knowing violation of the criminal law; provided, however, that Freddie Mac may not indemnify Indemnitee in connection with any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in his official capacity, to the extent Indemnitee was adjudged liable on the basis that personal benefit was improperly received by Indemnitee.

     4. Indemnity in Proceedings by or in the Name of Freddie Mac. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of Freddie Mac to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Freddie Mac. Pursuant to this Section, Indemnitee shall be indemnified against all Liabilities and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, except such Liabilities and Expenses as are incurred because of Indemnitee’s willful misconduct or knowing violation of the criminal law; provided, however, that Freddie Mac may not indemnify Indemnitee in connection with any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in his official capacity, to the extent Indemnitee was adjudged liable on the basis that personal benefit was improperly received by Indemnitee.

     5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Sections 3 and 4 above, Freddie Mac shall indemnify Indemnitee who entirely prevails, on the merits or otherwise, in the defense of any Proceeding to which Indemnitee was a party because he is or was director, officer, employee or agent of Freddie Mac or was serving at the request of Freddie Mac as a director, officer, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity, including service with respect to an employee benefit plan, against Expenses incurred by Indemnitee in connection with the Proceeding.

     6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Freddie Mac for some or a portion of the Liabilities or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of Freddie Mac), but not, however, for all of the total amount thereof, Freddie Mac shall nevertheless indemnify Indemnitee for the portion of such Liabilities and Expenses actually and reasonably incurred to which Indemnitee is entitled.

     7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director, officer, employee or agent of Freddie Mac, in any threatened, pending or completed Proceeding to which Indemnitee neither is, nor is threatened to be made, a party; provided, however, that no such indemnification will be provided with respect to Expenses incurred in obtaining legal advice regarding Indemnitee’s willful misconduct, knowing violation of the criminal law or receipt of improper personal benefits.

     8. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 7, the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (i) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (iii) by Special Legal Counsel (as defined below) (1) selected by the Board of Directors or its committee in a manner prescribed in subsection (i) or (ii) hereof, or (2) if a quorum of the Board of Directors cannot be obtained under subsection (i) hereof and a committee cannot be designated under subsection (ii) hereof, selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (iv) by the stockholders, provided, however, that shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Upon failure of the Board of Directors or committee designated by the Board of Directors, as applicable, so to select such Special Legal Counsel, or upon failure of Indemnitee so to approve, such Special Legal Counsel shall be selected upon application to a court of competent jurisdiction. Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, as provided in this Section 8, provided however, that, if the determination is made by Special Legal Counsel, authorization of indemnification and evaluation as to the reasonableness of Expenses shall be made by those entitled under subsection (iii) hereof to select such Special Legal Counsel.

          Such determination of entitlement to indemnification shall be made not later than 90 calendar days after receipt by Freddie Mac of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of Freddie Mac’s Bylaws or any directors’ and officers’ liability insurance, shall be borne by Freddie Mac. Freddie Mac hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

     9. Presumptions and Effect of Certain Proceedings. The Corporate Secretary of Freddie Mac shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification. The Corporate Secretary of Freddie Mac shall also promptly notify the Conservator that such a request has been made. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and Freddie Mac shall have the burden of proof in making any determination contrary to such presumption. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative that the Indemnitee did not meet the relevant standard of conduct.

     10. Remedies of Indemnitee in Cases where Claim is not Paid in Full in a Timely Manner. If a claim under this Agreement is not paid in full by Freddie Mac within 90 days after a written claim has been received by Freddie Mac, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, Indemnitee may at any time thereafter apply to either the United States District Court for the district within which Freddie Mac’s principal office is located or to the court where the Proceeding is pending, if any, for an order directing Freddie Mac to make an advancement of expenses or to provide indemnification. The court shall order Freddie Mac to make an advancement of expenses or to provide indemnification, as the case may be, if it determines that Indemnitee is entitled under this Agreement to such an advancement of expenses or indemnification, and in such event shall order Freddie Mac to pay Indemnitee’s reasonable expenses (including attorneys’ fees) to obtain the order. Neither the failure of Freddie Mac (including its Board of Directors, committee, Special Legal Counsel or its stockholders) to have made a determination, as provided in Section 8, prior to the commencement of such action permitted by this Section, that Indemnitee is entitled to receive an advancement of expenses or indemnification, nor the determination by Freddie Mac (including its Board of Directors, committee, Special Legal Counsel or its stockholders) that Indemnitee is not entitled to an advancement of expenses or indemnification, shall create a presumption to that effect or otherwise itself be a defense to Indemnitee’s application for an advancement of expenses or indemnification.

     11. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Pay Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not paid pursuant to Section 17, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment from Freddie Mac. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. Freddie Mac shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 8 or 9 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that Indemnitee is entitled to indemnification, Freddie Mac shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. Freddie Mac further agrees to stipulate in any such court or before any such arbitrator that Freddie Mac is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, Freddie Mac shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

     12. Other Rights to Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Agreement shall not be exclusive of any other right which any person may have or hereafter acquire under any statute (including Freddie Mac’s enabling legislation), or any agreement, vote of stockholders or disinterested directors or otherwise.

     13. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from Freddie Mac and shall be indemnified by Freddie Mac against any actual Expenses incurred by Indemnitee.

     14. Effective Date and Continuation of Indemnity. This Agreement shall be retroactive to and effective as of ____________________. All agreements and obligations of Freddie Mac contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Freddie Mac or is serving at the request of Freddie Mac as a director, officer, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity, including service with respect to an employee benefit plan and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer employee or agent of Freddie Mac or was serving at the request of Freddie Mac as a director, officer, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity, including service with respect to an employee benefit plan. This Agreement shall be binding upon all successors and assigns of Freddie Mac (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

     15. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against Freddie Mac under this Agreement, notify the Corporate Secretary of Freddie Mac in writing of the commencement thereof; but the omission so to notify Freddie Mac will not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies Freddie Mac:

(a) Freddie Mac shall be entitled to participate therein at its own expense; and

(b) Except as otherwise provided in this Section 15(b), to the extent that it may wish, Freddie Mac, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from Freddie Mac to Indemnitee of its election so to assume the defense thereof, Freddie Mac shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Freddie Mac of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Freddie Mac, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Freddie Mac and Indemnitee in the conduct of the defense of such action or (iii) Freddie Mac shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of Freddie Mac. Freddie Mac shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Freddie Mac or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) If Freddie Mac has assumed the defense of a Proceeding, Freddie Mac shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without Freddie Mac’s written consent. Freddie Mac shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee’s written consent. Neither Freddie Mac nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

     16. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at:

[Name]
Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
McLean, Virginia 22102

(b) To Freddie Mac at:

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
McLean, Virginia 22102
Attention: Corporate Secretary
Telephone:
Fax:

or to such other address as may have been furnished by a party hereto to the other party hereto, by like notice

     17. Advancement of Expenses. Indemnitee shall have the right to have the Expenses reasonably incurred or suffered in defending any Proceeding in advance of its final disposition or in the circumstances described in Section 7 paid by Freddie Mac (hereinafter, an “advancement of expenses”); provided, however, that an advancement of expenses shall be made (i) only upon delivery to Freddie Mac of a written statement by Indemnitee of Indemnitee’s good faith belief that he has met the standard of conduct set forth in the applicable Section of this Agreement, and (ii) only if Indemnitee furnishes to Freddie Mac a written undertaking, executed by or on behalf of Indemnitee, to repay any funds advanced if Indemnitee is not entitled to mandatory indemnification under Section 5 and it is ultimately determined that Indemnitee did not meet the standard of conduct set forth in the applicable Section of this Agreement. The undertaking required above shall be an unlimited general obligation of Indemnitee but need not be secured and shall be accepted without reference to the financial ability of Indemnitee to make repayment.

     18. Severability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that Freddie Mac provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between Freddie Mac and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

     19. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

     20. Definitions. For purposes of this Agreement:

(a) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under Sections 8, 11 and 13 above but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee and shall include only amounts reasonably and actually incurred by Indemnitee.

(b) “Liabilities” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a Proceeding.

(c) “Special Legal Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) Freddie Mac or Indemnitee in any matter material to either such party, provided, however, that it shall be permissible for Special Legal Counsel to have been previously engaged by Freddie Mac, its Board of Directors or committee thereof to make determinations with respect to indemnification or advancement of expenses, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Freddie Mac or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(d) “Proceeding” includes any threatened, pending or completed investigation (other than internal investigations of the conduct of Freddie Mac employees), action, suit or other proceeding, whether brought in the name of Freddie Mac or otherwise, against Indemnitee, for which indemnification is not prohibited under Section 2 above and whether of a civil, criminal, administrative, arbitrative or investigative and whether formal or informal, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Freddie Mac, or is or was serving, at the request of Freddie Mac, as a director, officer, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity, including service with respect to an employee benefit plan, whether or not Indemnitee is serving in such capacity at the time any Liability or Expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

     21. Other Provisions.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of Virginia, without regard to its conflict of laws rules.

(b) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c) This Agreement shall not be deemed an employment contract between Freddie Mac and Indemnitee, and Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and Freddie Mac.

(d) Upon a payment to Indemnitee under this Agreement, Freddie Mac shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for Freddie Mac to bring suit to enforce such rights.

(e) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any subsequent supplement, modification or amendment of this Agreement shall not diminish Indemnitee’s rights under this Agreement with respect to any act or omission occurring before such supplement, modification or amendment.

(f) Nothing in this Agreement shall be construed to permit indemnification expressly prohibited by 12 U.S.C. 4636.

(g) Notwithstanding any provision to the contrary in this Agreement, indemnification for actions instituted by FHFA will be governed by the standards set forth in FHFA’s Notice of Proposed Rulemaking, transmitted to the Federal Register on November 6, 2008, implementing 12 U.S.C. 4518.

(h) Nothing in this Agreement is intended to, or shall be construed to, create in any way any liability or obligation on the part of the United States or any department or agency thereof under or in any provision of this Agreement, it being the intention of Freddie Mac and Indemnitee that the obligations undertaken by Freddie Mac hereunder are the sole and exclusive responsibility of Freddie Mac.

(i) In the event conservatorship is terminated, this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth in Section 14.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By: ___________________________________

              ________________________

       ___________________________________

              ________________________, Indemnitee

Dated:

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

     I, ______________________________________________________, agree to reimburse Federal Home Loan Mortgage Corporation (“Freddie Mac”) for all expenses paid to me by Freddie Mac pursuant to Section 17 of the Indemnification Agreement effective as of ___________________________________ for my defense in any civil or criminal action, suit, or proceeding, in the event, and to the extent that it shall ultimately be determined that I am not entitled to retain such amounts. I believe in good faith good that I have met the standard of conduct set forth in the Indemnification Agreement effective as of ___________________________________.

Signature _________________________________

Typed Name ______________________________

Office ___________________________________

Before me ______________________________, on this day personally appeared ______________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his knowledge and belief true and correct and who acknowledged that he executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at _______________________, this ___ day of 200___

___________________________________
Notary Public

My commission expires: